UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2007

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware                        333-102629      45-0486747
(State or other jurisdiction of incorporation)          (Commission File Number)             (IRS Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404
    Jupiter, Florida  33477
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 743-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Retention Bonus Plan for Non-Management Employees

On November 12, 2007, Dyadic International, Inc. (the "Company") adopted a Retention Bonus Plan for Non-Management Employees of the Company (the "Retention Bonus Plan") applicable to the approximately 28 non-management employees of the Company who have an annual base salary of less than $115,000. The purpose of the Retention Bonus Plan is to enable the Company to retain the services of its non-management employees in order to ensure that the Company is not disrupted or adversely affected by the possible loss of personnel or their commitment to the Company during a period when the Company is encountering certain distressful circumstances and while the Company is exploring a potential sale, business combination or restructuring. Under the Retention Bonus Plan, as approved by the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company, the participating non-management employees of the Company would become entitled to receive a cash bonus payment (a "Target Bonus") equal to a specified percentage, which ranges from approximately 20% to 31%, of the participant's annual base salary, if the participant remains employed by the Company for each of the relevant retention periods as described below. Pursuant to the Retention Bonus Plan, the Compensation Committee determined the participants in the Retention Bonus Plan and determined each participant's Target Bonus. The aggregate amount of Target Bonuses that may be paid to all participants under the Retention Bonus Plan is $450,000.

The Retention Bonus Plan provides for the payment of a percentage of the Target Bonus at the end of three designated retention periods. Participants, as to whom the conditions of the Retention Bonus Plan are satisfied, will become entitled to receive payments of 50% of their Target Bonus as of March 31, 2008, 25% of their Target Bonus as of June 30, 2008, and 25% of their Target Bonus as of September 30, 2008. A participant will become entitled to receive the applicable percentage of his or her Target Bonus only if the participant remains in the employment of the Company as of the relevant payment date or is terminated by the Company without Cause (as defined in the Retention Bonus Plan) prior to the next relevant payment date. In the event of a Change of Control Transaction (as defined in the Retention Bonus Plan) prior to March 31, 2008, a participant will become entitled to receive 50% of his or her Target Bonus. In the event of a Change of Control Transaction after March 31, 2008 and prior to September 31, 2008, the participant will become entitled to receive a pro rata share of the applicable percentage of his or her Target Bonus calculated from the most recent relevant payment date to the closing date of the Change of Control Transaction.

In addition, under the Retention Bonus Plan, each participant is entitled to a severance payment equal to three months of his or her annual base salary, in the event that such participant (a) is terminated without Cause by the Company (1) prior to the closing date of a Change of Control Transaction, or (2) within 45 days after the closing date of a Change of Control Transaction, or (b) terminates his or her employment with the Company during the period beginning 15 calendar days after and ending 45 calendar days after the closing date of a Change of Control Transaction. The aggregate amount of severance payments that may be paid to all participants under the Retention Bonus plan is approximately $420,000.

The cash compensation payable pursuant to the Retention Bonus Plan is in lieu of any discretionary bonus or any other bonus plan or bonus payment that the participant may be entitled to be paid for any reason by the Company. The Retention Bonus Plan is effective until September 30, 2008.

The Retention Bonus Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Retention Bonus Plan is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Bonus Plan.

Change of Control Transaction Bonus Plan for Executive and Management Employees

On November 15, 2007, the Company adopted a Change of Control Transaction Bonus Plan for Executive and Management Employees of the Company (the "Transaction Bonus Plan") applicable to all six of the Company's executive and management employees with an annual base salary of more than $115,000. The purpose of the Transaction Bonus Plan is to enable the Company to retain the services of and to incentivize its executive and management employees in order to ensure that the Company is not disrupted or adversely affected by the possible loss of personnel or their commitment to the Company during a period when the Company is encountering certain distressful circumstances and while the Company is exploring a potential sale, business combination or restructuring. Under the Transaction Bonus Plan, which was approved by the Compensation Committee, the participating executive and management employees of the Company would be entitled to receive a cash bonus payment (a "Transaction Bonus") equal to 50% of his or her annual base salary in the event of the closing of a Change of Control Transaction (as defined in the Transaction Bonus Plan). The aggregate amount of Transaction Bonuses that may be paid to all participants under the Transaction Bonus Plan is $625,000.

A participant will be entitled to receive his or her Transaction Bonus if the participant is employed by the Company on the closing date of a Change of Control Transaction and the participant (a) continues to be employed by the Company for 15 calendar days after the closing date, (b) is terminated without Cause (as defined in the Transaction Bonus Plan) by the Company during such 15 calendar day period or (c) terminates his or her employment with the Company for Good Reason (as defined in the Transaction Bonus Plan) during such 15 calendar day period. In addition, in the event that a participating executive or management employee is terminated without Cause or terminates his or her employment for Good Reason within 60 days after the closing date of a Change of Control Transaction, such participant will be relieved and released from any non-competition provision, covenant not to compete provision, and any non-solicitation of customer provision (but not any solicitation of employee or confidentiality provisions) contained in the participant's employment agreement with the Company.

The cash compensation payable pursuant to the Transaction Bonus Plan is in lieu of any discretionary bonus or any other bonus plan or bonus payment that the participant may be entitled to be paid for any reason by the Company, but does not effect a participant's right to receive severance payments under his or her employment agreement with the Company. The Transaction Bonus Plan is effective until September 30, 2008.

The Transaction Bonus Plan is attached hereto as Exhibit 10.2 and is incorporated by reference herein. The foregoing description of the Transaction Bonus Plan is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Bonus Plan.

Item 2.02. Results of Operations and Financial Condition.

(a) As part of the Company's press release issued on November 19, 2007 (attached hereto as Exhibit 99.1), the Company's management commented on the Company's liquidity and top-line sales from the Company's U.S.-based industrial enzyme business.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) As discussed in Item 1.01 above (which discussion is incorporated herein by this reference), the Company has adopted the Transaction Bonus Plan.

The Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers are eligible for Transaction Bonuses under and in accordance with the terms of the Transaction Bonus Plan in the following amounts:

Named Executive Officer	Title	Potential Transaction Bonus Amount
Wayne Moor	Chief Executive Officer and President	$132,500
Lisa De La Pointe	Executive Vice President and Chief Financial Officer	$98,750
Alexander (Sasha) Bondar	Executive Vice President and Chief Business Officer	$98,750
Kent Sproat	Executive Vice President, Manufacturing and Special Projects	$100,750

Item 8.01. Other Events.

On November 7, 2007, Abengoa Bioenergy New Technologies, Inc. (f/k/a Abengoa Bioenergy R&D, Inc.) ("Abengoa") filed a complaint in the Circuit Court of the 15th Judicial Circuit of Florida, in Palm Beach County, Florida (Case No. 2007CA019997), naming the Company and Mark A. Emalfarb, a director of the Company, as defendants. The lawsuit relates to that certain Securities Purchase Agreement dated as of October 26, 2006 (the "Securities Purchase Agreement") by and between the Company and Abengoa pursuant to which the Company sold 2,136,752 shares of the Company's common stock for an aggregate purchase price of $10.0 million, which transaction closed on November 8, 2006.

The lawsuit claims that one or both defendants, among other things, defrauded Abengoa, violated Delaware securities laws, breached the covenant of good faith and fair dealing, and breached the Securities Purchase Agreement by making various false and misleading representations that Abengoa relied upon in entering into and closing its purchase of Company shares. The complaint seeks indemnification under the Securities Purchase Agreement, monetary damages of at least $10 million, and the costs and expenses incurred in prosecuting the action, among other things. Although the Company has not yet been served with a summons and complaint in this action, the Company intends to vigorously contest and defend the allegations under the complaint, but no assurances can be given as to the costs to defend or the ultimate outcome of this matter.

Also on November 7, 2007, the Company was served with a third summons and complaint filed in the United States District Court for the Southern District of Florida on October 29, 2007 (Case No. 07-61544), purporting to be a class action. The complaint names the Company, Wayne Moor, a director and Chief Executive Officer and President of the Company, the Company’s other current directors, Mark A. Emalfarb, Stephen J. Warner, Harry Z. Rozengart, and Richard J. Berman, and former directors, Robert B. Shapiro and Glenn E. Nedwin, as defendants. The lawsuit claims that all or some of the defendants, among other things, violated federal securities laws by issuing various materially false and misleading statements that had the effect of artificially inflating the market price of the Company’s securities and causing class members to overpay for securities purchased during the period from November 10, 2006 through April 23, 2007. The complaint, among other things, seeks unspecified monetary damages and the costs and expenses incurred in prosecuting the action. The Company intends to vigorously contest and defend the allegations under the complaint, but no assurances can be given as to the costs to defend or the ultimate outcome of this matter.

On November 9, 2007, a fourth complaint was filed in the United States District Court for the Southern District of Florida (Case No. 07-81068), purporting to be a class action. The complaint names the Company, Wayne Moor, a director and Chief Executive Officer and President of the Company, and Mark A. Emalfarb, a director, as defendants. The lawsuit claims that all or some of the defendants, among other things, violated federal securities laws by issuing various materially false and misleading statements that had the effect of artificially inflating the market price of the Company’s securities and causing class members to overpay for securities purchased during the period from March 30, 2006 through April 23, 2007. The complaint seeks, among other things, unspecified monetary damages and the costs and expenses incurred in prosecuting the action. Although the Company has not yet been served with a summons and complaint in this action, the Company intends to vigorously contest and defend the allegations under the complaint, but no assurances can be given as to the costs to defend or the ultimate outcome of this matter.

On November 14, 2007, Mark A. Emalfarb, in his capacity as trustee of the Mark A. Emalfarb Trust U/A/D October 1, 1987, a stockholder in the Company, filed a petition in the Court of Chancery of the State of Delaware pursuant to Section 211 of the General Corporation Law of the State of Delaware (the "211 Action") seeking an order of the court directing the Company to call and hold an annual meeting of its stockholders for the election of directors. [The Company held its last annual meeting of stockholders on June 12, 2006. Under the Company's Certificate of Incorporation, the Company has a staggered board of directors divided into three classes, with approximately one-third of its board members elected each year to serve a three-year term. The Company has been unable to call, notice and hold an annual stockholders' meeting for the election of directors in 2007 because of its inability to comply with the Securities and Exchange Commission's proxy rules in connection with any such meeting (which proxy rules require that the related proxy or information statement be accompanied or preceded by an annual report to stockholders that includes audited financial statements and meets the other applicable requirements of the proxy rules). As the Company reported in its Current Reports on Form 8-K filed on April 25, 2007, May 22, 2007 and September 29, 2007, the Company's financial statements, including those contained in its Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB, as previously filed with the Securities and Exchange Commission, should no longer be relied upon.] The Company, which desires to notice, convene and hold an annual meeting of stockholders if and when legally permitted to do so, is currently evaluating its position regarding the 211 Action with the assistance of counsel and will respond in due course.

As previously disclosed in the Company's Current Report on Form 8-K (filed on October 24, 2007), on October 23, 2007, the Company engaged Gordian Group, LLC, to serve as the Company’s investment banker and financial adviser, to assist the Company in evaluating, exploring and, if deemed appropriate, pursuing and implementing certain strategic and financial options that may be available to the Company, including a possible sale, merger, restructuring, recapitalization, reorganization or other strategic or financial transaction.  Since that time, the Company has commenced evaluating its available options, is preparing to implement a process of soliciting indications of interest from qualified third parties, and anticipates that by year-end 2007 it will have reached conclusions on one or more specific courses of action and will have commenced taking steps to implement its decisions.  Notwithstanding this, no conclusion as to any specific option or transaction has been reached, nor has any specific timetable been fixed for accomplishing this effort, and there can be no assurance that any strategic, financial or other option or transaction will be presented, implemented or consummated.

On November 19, 2007, the Company issued a press release regarding the matters described in this Form 8-K Report and other matters. The complete text of the press release is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number	Description of Exhibit
10.1	Retention Bonus Plan for Non-Management Employees of Dyadic International, Inc. adopted November 12, 2007
10.2	Control Transaction Bonus Plan for Executive and Management Employees of Dyadic International, Inc. adopted November 15, 2007
99.1	Press Release of Dyadic International, Inc. dated November 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: October 24, 2007    By:  /s/ Lisa De La Pointe___
Name: Lisa De La Pointe
Title:	Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibit
10.1	Retention Bonus Plan for Non-Management Employees of Dyadic International, Inc. adopted November 12, 2007
10.2	Control Transaction Bonus Plan for Executive and Management Employees of Dyadic International, Inc. adopted November 15, 2007
99.1	Press Release of Dyadic International, Inc. dated November 19, 2007